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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WebMD, Inc. 1997 Amended and Restated 1997 Stock Incentive Plan, Director Stock Option Plan of WebMD, Inc., Direct Medical Knowledge, Inc. 1997 Stock Option/Stock Issuance Plan, Sapient Health Network, Inc. 1996 Stock Incentive Plan, Greenberg News Networks, Inc. 1997 Stock Option Plan, MedE America Corporation and its Subsidiaries Stock Option and Restricted Stock Purchase Plan, and MedE America Corporation and its Subsidiaries 1998 Stock Option and Restricted Stock Purchase Plan of our report dated February 16, 1999 with respect to the consolidated financial statements of Healtheon Corporation for the year ended December 31, 1998 included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
Palo Alto, California

November 12, 1999